EVOQUA COMPLETES ACQUISITION OF PROACT SERVICES,
LEADING PROVIDER OF ENVIRONMENTAL TREATMENT SOLUTIONS AND SERVICES

Pittsburgh, PA – July 26, 2018 – Evoqua Water Technologies Corp. (NYSE: AQUA) today announced it has completed the acquisition of ProAct Services Corporation (“ProAct Services”), from private equity firm Hammond, Kennedy, Whitney & Company Inc., as previously announced last month.
ProAct Services is a leading provider of on-site treatment services of contaminated water in all 50 states. ProAct Services will operate as a separate division within Evoqua’s Industrial Segment and will continue to be based in Ludington, Michigan with a nationwide service footprint and facilities in California, Florida, Michigan, Minnesota, New Jersey, Virginia and Texas.

About Evoqua
Evoqua Water Technologies is a leading provider of mission critical water treatment solutions, offering services, systems and technologies to support its customers’ full water lifecycle needs. Evoqua Water Technologies has worked to protect water, the environment and its employees for more than 100 years, earning a reputation for quality, safety and reliability around the world. Headquartered in Pittsburgh, Pennsylvania, Evoqua operates 160 locations in eight countries and, with over 200,000 installations and 87 service branches, is a leader in North American industrial, commercial and municipal water treatment, serving more than 38,000 customers worldwide.

Contacts:
Media
Kevin G. Lowery
724-772-1527 (office)
724-719-1475 (mobile)
kevin.lowery@evoqua.com

Investors
Dan Brailer
724-720-1605 (office)
412-977-2605 (mobile)
dan.brailer@evoqua.com